 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-297528
PROSPECTUS
Up to 128,189 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the sale or other disposition from time to time of up to 128,189 shares of our common stock, $0.001 par value per share, all held by the selling stockholders named in this prospectus, including their transferees, pledgees, donees or successors. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of such securities by the selling stockholders.
The shares of common stock were issued to the certain former stockholders of AlmataBio, Inc. (“AlmataBio”) in connection with that certain Milestone Buyout Option Agreement and Amendment to the Agreement and Plan of Merger and Reorganization, dated as of April 26, 2026, by and among us and the securityholders’ representative, solely in his capacity as the representative agent and attorney-in-fact of former stockholders of AlmataBio (the “Milestone Buyout Amendment Agreement”).
The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices derived from the prevailing market price of our common stock at the time of any such sale. We provide more information about how the selling stockholders may sell or otherwise dispose of their securities in the section entitled “Plan of Distribution” beginning on page 13. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the securities with the Securities and Exchange Commission. No underwriter or other person has been engaged to facilitate the sale of the securities in this offering.
Our common stock is traded on The Nasdaq Capital Market under the symbol “AVTX.” On July 27, 2026, the last reported sale price of our common stock was $19.50 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference herein, to read about factors you should consider before investing in our securities.
We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated July 28, 2026

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ABOUT THIS PROSPECTUS
You should rely only on the information that we have provided or incorporated by reference in this prospectus and any prospectus supplement that we may authorize to be provided to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement that we may authorize to be provided to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and any prospectus supplement or incorporated herein or therein is accurate only as of the date on the cover of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products, timing and success of trial results and regulatory review, potential attributes and benefits of product candidates, the expansion of our drug portfolio, and other statements that are not historical. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make.
These statements are based upon the current beliefs and expectations of our management but are subject to significant risks and uncertainties, including:
•
the results of our clinical studies, including additional data from our Phase 2 LOTUS trial of abdakibart (AVTX-009) and our plans to advance abdakibart in hidradenitis suppurativa (“HS”) through Phase 3 trials;

•
our success in identifying and executing a development program for our preclinical product candidates, including AVTX-010 and identifying additional product candidates from our preclinical programs and research pipeline;

•
drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials;

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our ability to advance any product candidates through applicable regulatory approval processes;

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our cash position and the need to raise additional capital in the future;

•
reliance on key personnel;

•
regulatory risks;

•
general economic and market risks and uncertainties, including those caused by military conflicts, trade barriers, or governmental budget dynamics; and

•
those other risks detailed in our filings with the SEC.

Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” on page 7 of this prospectus, in our most recent Annual Report on Form 10-K, and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make trends discussed in this prospectus supplement and accompanying prospectus might not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, except as may be required by law, even if our estimates change, and readers should not rely on our forward-looking statements as representing our views as of any date subsequent to the date the statements were made. All forward-looking statements are qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus and any prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Avalo,” “Company,” “we,” “us” and “our” refer to Avalo Therapeutics, Inc. and its subsidiaries unless the context indicates otherwise.
Company Overview
We are a clinical stage biotechnology company fully dedicated to developing therapeutics targeting the interleukin-1β (“IL-1β”) pathway for immune-mediated inflammatory diseases. Our lead product candidate, abdakibart (AVTX-009), is an anti-IL-1β monoclonal antibody (“mAb”). Positive topline data was recently reported for abdakibart in a Phase 2 clinical trial in HS. In addition to HS, we are also exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs. We are also advancing AVTX-010, a long-acting net generation anti-IL-1β mAb designed to extend dosing intervals and build upon the differentiated profile established by abdakibart.
Abdakibart is a high affinity, highly potent humanized IgG mAb designed to specifically inhibit IL-1β and block downstream inflammatory pathways. Abdakibart is a humanized monoclonal antibody (IgG4) that binds to IL-1β with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases. It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune-mediated inflammatory diseases.
The LOTUS trial (NCT06603077), which enrolled 253 adults, was a randomized, double-blind, placebo-controlled parallel-group Phase 2 trial to evaluate the efficacy, safety and tolerability of abdakibart across two dose regimens and placebo in a 1:1:1 ratio over a 16-week treatment period. Subjects received either a 600mg loading dose of abdakibart followed by 300mg every four weeks or a 300mg loading dose followed by 150mg every two weeks. The trial’s primary efficacy endpoint was the proportion of patients achieving Hidradenitis Suppurativa Clinical Response (HiSCR75) at Week 16. The Phase 2 LOTUS trial successfully met its primary endpoint at both doses studied (p=0.018 150mg, p=0.015 300mg and p=0.004 combined), demonstrating a 42.2% and 42.9% absolute improvement in HiSCR75 response rates at Week 16, respectively (42.5% combined, placebo rate 25.6%). This was the highest absolute improvement in HiSCR75 and HiSCR50 in clinical trials of this size or larger at each individual dose and on a combined dose basis. Abdakibart regimens also demonstrated statistically significant benefit across the key secondary endpoints in HiSCR50, change in IHS4 and change in draining tunnel count. Numerically favorable responder rates were observed across all other key secondary endpoints. The HiSCR75 response was similar in patients with and without prior biologic exposure. Based on these data, we plan to advance abdakibart into a registrational phase 3 program.
Management’s primary evaluation of our success is the ability to progress its programs towards commercialization or opportunistically out-licensing rights to indications or geographies. We believe the ability to achieve the anticipated milestone as presented in the following chart represents our most immediate evaluation point as to the progress of our goal to move our pipeline forward.

Corporate Information
Our principal executive offices are located at 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087 and our telephone number is (410) 522-8707. Our website address is www.avalotx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.
The trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common Stock Offered by Selling Stockholders
Up to 128,189 shares of common stock.
These shares have been issued to selling stockholders, who are certain former stockholders of AlmataBio, pursuant to the Milestone Buyout Amendment Agreement.
Terms of the offering
The selling stockholders will determine when and how it will dispose of any shares of our Common Stock that are registered under this prospectus for resale. See “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the resale of common stock by the selling stockholders pursuant to this prospectus. See “Use of Proceeds” and “Risk Factors” for additional information.
Dividend Policy
We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.
Common stock Nasdaq Capital Market Symbol
“AVTX.”
Risk factors
Investing in our securities involves a high degree of risk. Please read the information contained under the heading “Risk Factors” on page 7 of this prospectus and in any report incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding to purchase our common stock, you should consider carefully the risks and uncertainties described below together with the other information included in this prospectus and the risk factors described in the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that are incorporated by reference herein. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Certain statements below are forward-looking statements. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Future sales of our common stock or securities convertible into or exercisable for shares of our common stock following this offering, or the perception that such future sales may occur, may cause our stock price to decline.
In this prospectus, up to 128,189 shares of common stock may be sold from time to time by the selling stockholders. The sale of a substantial number of shares of our securities in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market and could cause the market price of our common stock to decline. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold pursuant to this prospectus, upon issuance will be, freely tradable without restriction or further registration under the Securities Act.
In addition, in the future, we may also issue shares of our common stock in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could substantially increase our shares of common stock outstanding, which could adversely affect the price of our common stock on the Nasdaq Capital Market.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.
The price of our common stock could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Volatility in our common stock price may subject us to securities litigation or regulatory scrutiny.
The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. As a relatively small-capitalization company with a relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, heightened price sensitivity to individual transactions, and large spreads in bid and ask prices. The market price for our common stock may be influenced by many factors, including:
•
results of our clinical trials, including topline or preliminary data and preclinical studies, and the results of trials of our competitors or those of other companies in our market sector;

•
our ability to enroll patients in our future clinical trials;

•
our ability to obtain and maintain regulatory approval of any of our current or future product candidates or additional indications thereof, including the timing, scope and conditions of such approvals or limitations to specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•
regulatory or legal developments in the United States and foreign countries;

•
changes in the structure of healthcare payment systems;

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the success or failure of our efforts to develop, acquire, or license any of our current or future product candidates;

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innovations, clinical trial results, product approvals and other developments regarding our competitors;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

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manufacturing, supply, or distribution delays or shortages;

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any changes to our relationship with any manufacturers, suppliers, collaborators or other strategic partners;

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achievement of expected product sales and profitability or failure to achieve anticipated milestones;

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variations in our financial results or development timelines or those of companies that are perceived to be similar to us, including variations from expectations of securities analysts or investors;

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market conditions in the biopharmaceutical sector and issuance of securities analysts’ reports or recommendations;

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trading volume of our common stock;

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an inability to obtain additional funding on acceptable terms, or at all;

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sales of our stock by us, our insiders or our stockholders, as well as the anticipation of lock-up releases or expiration of market stand-off or lock-up agreements;

•
general economic, industry, geopolitical and market conditions, such as military conflict or war, inflation and financial institution instability, or pandemic or epidemic disease outbreaks, many of which are beyond our control;

•
additions or departures of senior management, directors or key personnel;

•
intellectual property, product liability or other litigation against us or our inability to enforce our intellectual property;

•
changes in our capital structure, such as future issuances of securities and the incurrence of additional debt; and

•
changes in accounting standards, policies, guidelines, interpretations or principles or their application to our business.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common stock. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. As a result of this volatility, investors may experience losses on their investment in our securities. A decline in the market price of our common stock also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain additional financing in the future on favorable terms.
In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock over short or extended periods of time. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. No assurance can be given that a higher volume active market in our common stock will develop or be sustained. If a higher volume active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.
In addition, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation regardless of the merits of such claims. Securities litigation could result in substantial costs and liabilities to us and could divert our management’s attention and resources.

USE OF PROCEEDS
Up to 128,189 shares of our common stock are being offered for resale by the selling stockholders and will be sold for the accounts of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of such securities offered for resale hereby will go to the selling stockholders and we will not receive any proceeds from the resale of those securities by the selling stockholders.
We will incur all costs associated with this registration statement and prospectus.

SELLING STOCKHOLDERS
The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by them, which information is available to us as of July 10, 2026. The selling stockholders may offer the shares of common stock under this prospectus from time to time. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of common stock since the date on which the selling stockholder provided information for this table. We have not made independent inquiries about such transfers or dispositions. See the section entitled “Plan of Distribution” beginning on page 13.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 52,902,989 shares of our common stock outstanding as of July 10, 2026.
Name	Number of shares of common stock beneficially owned prior to offering	Number of shares of common stock registered for sale hereby	Number of shares of common stock beneficially owned after offering	Percentage of common stock beneficially owned after offering
Boothbay Absolute Return Strategies, LP(1)	18,071	4,379	13,692	*
Boothbay Diversified Alpha Master Fund, LP(2)	6,873	2,301	4,572	*
Emerald Bioventures, LLC(3)	43,576	43,576	—	*
Emily Nixon(4)	301	301	—	*
Ikarian Healthcare Master Fund, LP(5)	65,239	28,180	37,059	*
Justin DiMartino(6)	16,035	15,519	516	*
Mellisa Huhn(7)	9,641	478	9,163	*
Naveen Daryani(8)	377	377	—	*
Navneet Kumar(9)	452	452	—	*
Patrick J. Crutcher(10)	27,239	27,239	—	*
Tatyana Touzova(11)	5,387	5,387	—	*

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Consists of 4,379 shares of common stock being offered by Boothbay Absolute Return Strategies, LP (“BBARS”) pursuant to this prospectus. Boothbay Fund Management, LLC (“Boothbay”) manages multi-manager fund vehicles, including BBARS. Boothbay, in its capacity as the investment manager of BBARS, has appointed Ikarian Capital, LLC (“Ikarian”) as a sub-advisor with shared voting and dispositive power over a portion of the securities of BBARS. Neil Shahrestani is the sole manager and a member of Ikarian and, in such capacities, may be deemed to share voting and dispositive power over such securities. The business address of BBARS is 140 East 45th Street, 16th Floor, New York, NY 10017, and the business address of Ikarian is 100 Crescent Court, Suite 1620, Dallas, TX 75201.

(2)
Consists of 2,301 shares of common stock being offered by Boothbay Diversified Alpha Master Fund, LP (“BBDAMF”) pursuant to this prospectus. Boothbay manages multi-manager fund vehicles, including BBDAMF. Boothbay, in its capacity as the investment manager of BBDAMF, has appointed Ikarian as a sub-advisor with shared voting and dispositive power over a portion of the securities of BBDAMF. Neil Shahrestani is the sole manager and a member of Ikarian and, in such capacities, may be deemed to share voting and dispositive power over such securities. The business address of BBDAMF is 140 East 45th Street, 16th Floor, New York, NY 10017, and the business address of Ikarian is 100 Crescent Court, Suite 1620, Dallas, TX 75201.

(3)
Consists of 43,576 shares of common stock being offered by Emerald Bioventures, LLC pursuant to this prospectus. Tim Opler may be deemed to beneficially own the securities beneficially owned by Emerald Bioventures, LLC. The address of Emerald Bioventures, LLC and Mr. Opler is Madison Ave, 11D, New York, NY 10022.

(4)
Consists of 301 shares of common stock being offered by Emily Nixon pursuant to this prospectus. Ryan Lee Hom has shared voting and dispositive power over the securities held by Ms. Nixon. The address of Ms. Nixon and Mr. Hom is 1840 Columbia Road NW Apt 503, Washington, DC 20009

(5)
Consists of 28,180 shares of common stock being offered by Ikarian Healthcare Master Fund, LP (“Ikarian Fund”) pursuant to this prospectus. Ikarian, as the investment manager of Ikarian Fund, has shared voting and dispositive power over the securities held by the Fund. Neil Shahrestani is the sole manager and a member of Ikarian and, in such capacities, may be deemed to share voting and dispositive power over such securities. The business address of Ikarian is 100 Crescent Court, Suite 1620, Dallas, TX 75201.

(6)
Consists of 15,519 shares of common stock being offered by Justin DiMartino pursuant to this prospectus. The address of Mr. DiMartino is PO BOX 3, Southfield, MA 01259.

(7)
Consists of 478 shares of common stock being offered by Mellisa Huhn pursuant to this prospectus. The address of Ms. Huhn is 30 Niblick St, Point Pleasant Beach, NJ 08742.

(8)
Consists of 377 shares of common stock being offered by Naveen Daryani pursuant to this prospectus. The address of Mr. Daryani is 20 Providence Forge Rd, Royersford, PA 19468.

(9)
Consists of 452 shares of common stock being offered by Navneet Kumar pursuant to this prospectus. The address of Mr. Kumar is 581 Lowell Street, Lexington, MA 02420.

(10)
Consists of 27,239 shares of common stock being offered by Patrick J. Crutcher pursuant to this prospectus. The address of Mr. Crutcher is 951 Glenwood Ave SE, No. 1806, Atlanta, GA 30316.

(11)
Consists of 5,387 shares of common stock being offered by Tatyana Touzova pursuant to this prospectus. The address of Ms. Touzova is 212 Creststone Drive, Cary, NC 27519.

Registration Rights
Pursuant to the Milestone Buyout Amendment Agreement, we agreed to file a registration statement registering for resale the shares of common stock issued pursuant to the Milestone Buyout Amendment Agreement within 75 days of issuance of such common stock, and have such registration statement declared effective with 60 days after such filing. We also agreed to use its commercially reasonable efforts to keep the registration statement effective under the Securities Act until all common stock issued pursuant the Milestone Buyout Amendment Agreement have been publicly sold by the holders thereof or until all common stock issued pursuant to the Milestone Buyout Amendment Agreement may be sold without restriction pursuant to Rule 144 under the Securities Act. The registration statement of which this prospectus is a part is being filed in order to satisfy our obligations under the Milestone Buyout Amendment Agreement.

PLAN OF DISTRIBUTION
We are registering the shares of common stock of Avalo Therapeutics, Inc., par value of $0.001 per share, or the Common Stock, which we refer to herein as “Shares,” issued to the selling stockholders to permit the sale, transfer or other disposition of the Shares, by the selling stockholders or their donees, pledgees, distributees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Shares.
The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prices related to prevailing market prices, or at negotiated prices, or, in the case of sales of our common stock, at market prices prevailing at the time of sale. These prices, as well as the timing, manner and size of each sale, will be determined by the selling stockholders or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sale. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Shares:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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through the distribution of such securities by any selling stockholder to its equity holders;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per Share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.
In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and if such short sale takes place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use Shares the resale of which has been registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).
Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, and any related legal or other advisory fees and expenses incurred by it, if any.

DESCRIPTION OF SECURITIES TO BE REGISTERED
The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended (the “A&R Certificate of Incorporation”) and our fifth amended and restated bylaws (the “A&R Bylaws”) are summaries. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of A&R Certificate of Incorporation and A&R Bylaws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of the A&R Certificate of Incorporation and the A&R Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, as well as the DGCL.
Common Stock
Voting
Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Nasdaq Capital Market Listing of Common Stock
Our common stock is listed on The Nasdaq Capital Market under the symbol “AVTX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.
We maintain a website at www.avalotx.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37590. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

•
our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, March 27, 2026, April 28, 2026, May 5, 2026, May 7, 2026, June 8, 2026, June 12, 2026, June 16, 2026, and June 23, 2026 in each case only to the extent the information in such report is filed and not furnished;

•
the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087; telephone: (410) 522-8707.
Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference herein or therein modifies or supersedes the statement.

Up to 128,189 Shares of Common Stock Offered by Selling Stockholders

PROSPECTUS

July 28, 2026